Exhibit 99.1

HEARTLAND CONTACT:	FOR IMMEDIATE RELEASE
Bryan R. McKeag	March 1, 2017
Executive Vice President
Chief Financial Officer
(563) 589-1994
bmckeag@htlf.com

FOUNDERS COMMUNITY BANK CONTACT:
Thomas J. Sherman
Market President
(805) 543-6500
tsherman@fcbslo.com

HEARTLAND COMPLETES ACQUISITION OF
FOUNDERS BANCORP IN SAN LUIS OBISPO, CALIFORNIA

Dubuque, Iowa, March 1, 2017 - Heartland Financial USA, Inc. (NASDAQ: HTLF) announced today that it has completed its acquisition of Founders Bancorp, parent company of Founders Community Bank, headquartered in San Luis Obispo, California.

Based on Heartland’s closing common stock price of $49.55 as of February 28, 2017, the aggregate consideration was $32.3 million, with approximately 30 percent of the consideration paid in cash and 70 percent in HTLF common stock. Heartland expects the transaction to be accretive to earnings in the first full year following the systems integration, which is planned for March 2017.

Simultaneous with closing of the transaction, Founders Community Bank was merged into Heartland’s California-based subsidiary, Premier Valley Bank, with Founders’ banking offices operating as “Founders Community Bank, a Division of Premier Valley Bank.”

As of December 31, 2016, Founders Community Bank had assets of approximately $197 million, net loans outstanding of $103 million and deposits of $179 million. The acquisition expands Heartland’s footprint in California from 5 to 9 banking centers and nationally from 108 to 112 banking centers serving 12 states.

D. A. Davidson & Co. served as financial advisor to Founders Bancorp and Stuart | Moore served as Founders’ legal advisor. Panoramic Capital Advisors Inc. served as financial advisor to Heartland and Dorsey & Whitney LLP served as Heartland’s legal advisor.

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About Heartland Financial USA, Inc.
Heartland Financial USA, Inc. is a diversified financial services company with assets exceeding $8 billion. The company provides banking, mortgage, private client, investment, insurance and consumer finance services to individuals and businesses. Heartland currently has 112 banking locations serving 88 communities in Iowa, Illinois, Wisconsin, New Mexico, Arizona, Montana, Colorado, Minnesota, Kansas, Missouri, Texas and California. Additional information about Heartland Financial USA, Inc. is available at www.htlf.com.

Safe Harbor Statement
This release, and future oral and written statements of Heartland and its management, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 about Heartland’s financial condition, results of operations, plans, objectives, future performance and business. Although these forward-looking statements are based upon the beliefs, expectations and assumptions of Heartland’s management, there are a number of factors, many of which are beyond the ability of management to control or predict, that could cause actual results to differ materially from those in its forward-looking statements. These factors, which are detailed in the risk factors included in Heartland’s Annual Report on Form 10-K filed with the Securities and Exchange Commission, include, among others: (i) the strength of the local and national economy; (ii) the economic impact of past and any future terrorist threats and attacks and any acts of war, (iii) changes in state and federal laws, regulations and governmental policies concerning the Company’s general business; (iv) changes in interest rates and prepayment rates of the Company’s assets; (v) increased competition in the financial services sector and the inability to attract new customers; (vi) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (vii) the loss of key executives or employees; (viii) changes in consumer spending; (ix) unexpected results of acquisitions; (x) unexpected outcomes of existing or new litigation involving the Company; and (xi) changes in accounting policies and practices. All statements in this release, including forward-looking statements, speak only as of the date they are made, and Heartland undertakes no obligation to update any statement in light of new information or future events.

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